UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Laureate Education, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

YOUR VOTE IS IMPORTANT. Please sign, date and return the enclosed Proxy Card promptly, whether or not you plan to attend the Laureate Education, Inc. Annual Meeting.

LAUREATE EDUCATION, INC.
1001 Fleet Street
Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 28, 2006

To the Stockholders of Laureate Education, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (“Annual Meeting”) of Laureate Education, Inc. (referred to as “Laureate’’ or the “Company”) will be held at Courtyard Marriott – Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, on June 28, 2006 at 9:00 a.m. (Eastern Time) for the following purposes:

I.                  To elect three Class III Directors.

II.             To approve and ratify an amendment to the 2005 Stock Incentive Plan, which increases the number of shares of Laureate Common Stock that may be issued thereunder by 4,000,000 shares.

III.        To approve and ratify the Laureate Education, Inc. 2006 Executive Annual Incentive Plan.

IV.        To ratify the selection of Ernst & Young LLP as the independent auditors of Laureate for the year ending December 31, 2006.

V.             To transact such other business as may properly come before the meeting.

Accompanying this notice is a Proxy Statement, Proxy Card and Laureate’s Annual Report for the year ended December 31, 2005. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. Your Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. The Board of Directors fixed April 28, 2006 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on April 28, 2006 will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting, and you may vote in person regardless of whether or not you have returned your Proxy Card.

BY ORDER OF THE BOARD OF DIRECTORS

Robert W. Zentz
Secretary

Baltimore, Maryland
May 1, 2006

LAUREATE EDUCATION, INC.
1001 Fleet Street
Baltimore, Maryland 21202
(410) 843-8000

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are furnished to stockholders of Laureate Education, Inc. (referred to as ‘‘Laureate’’ or the “Company”) in connection with the solicitation of proxies by Laureate’s Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments or postponements thereof (the ‘‘Annual Meeting’’). The purpose of the Annual Meeting is to: 1) elect three Class III Directors, 2) approve and ratify an amendment to the 2005 Stock Incentive Plan, which increases the number of shares of Laureate Common Stock that may be issued thereunder by 4,000,000 shares, 3) approve and ratify the Laureate Education, Inc. Executive Annual Incentive Plan, 4) ratify the selection of Ernst & Young LLP as independent auditors of Laureate for the year ending December 31, 2006 and 5) transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy Card are first being sent to stockholders on or about May 15, 2006.

The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on April 28, 2006 (the ‘‘Record Date’’). On the Record Date, there were outstanding and entitled to vote 51,258,419 shares of common stock, par value $.01 per share (the ‘‘Laureate Common Stock’’).

The presence, in person or by proxy, of the holders of a majority of the shares of Laureate Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of Directors, each share of Laureate Common Stock may be voted for as many individuals as there are Directors to be elected. Votes may be cast ‘‘FOR’’ the election of a Director; cumulative voting is not permitted. Those individuals receiving the highest number of votes ‘‘FOR’’ election to the Board of Directors shall be considered duly elected. A proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be counted in the election of Directors although it will be counted for purposes of determining whether a quorum is present. For all matters except the election of Directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Laureate Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of Directors) being submitted to the stockholders for their consideration. An automated system administered by Laureate’s transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

This solicitation is being made primarily by mail, but Laureate’s Directors, officers and employees may also engage in the solicitation of proxies by telephone. Laureate is paying the cost of soliciting proxies. Laureate will not pay compensation in connection with the solicitation of proxies, except as reimbursement to brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting By Proxy

The Board of Directors has selected Douglas L. Becker to act as proxy with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting by delivering a written notice or duly executed proxy card bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder may attend the Annual Meeting and vote in person, whether or not he or she has previously given a proxy.

With respect to the proposal regarding election of Directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or, (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed Proxy Card. With respect to the proposals to approve and ratify the increase in shares subject to the 2005 Stock Incentive Plan, to approve and ratify the Laureate Education, Inc. 2006 Executive Annual Incentive Plan, and the appointment of Ernst & Young LLP as Laureate’s independent auditors for the year ending December 31, 2006, stockholders may (i) vote ‘‘for’’, (ii) vote ‘‘against’’, or (iii) abstain from voting as to such matter. All properly executed Proxy Cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed Proxy Card will be voted ‘‘FOR’’ the election of each of management’s nominees for Director, to approve and ratify the amendment to increase the number of shares subject to the 2005 Stock Incentive Plan, to approve and ratify the Laureate Education, Inc. Executive Annual Incentive Plan and to ratify the appointment of Ernst & Young, LLP as independent auditors for the year ending December 31, 2006. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matters properly come before the Annual Meeting, the person named in the accompanying Proxy Card as proxy will vote upon such matters in accordance with his judgment.

Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed Proxy Card promptly. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder’s behalf at the Annual Meeting.

IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

I.                   ELECTION OF LAUREATE DIRECTORS

The Board of Directors is comprised of nine persons separated into three classes, with each class serving a three-year term. At the Annual Meeting, each of the Class III Directors, Isabel Aguilera, R. William Pollock and Wolf H. Hengst, are subject to re-election to three-year terms. Each of the nominees has agreed to serve as a Director if elected. If any nominee cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee. If that happens, the Company will vote all valid proxies for the election of the substitute nominee. The Board of Directors may also decide to leave the Board seat or seats vacant until a suitable candidate is located, or the Board may decide to reduce the size of the Board.

The individuals receiving the highest number of votes “FOR” election to the Board of Directors will be considered duly elected.

The Board of Directors unanimously recommends that stockholders vote “FOR” the three nominees for Director.

Information Concerning Nominees

The following table presents information concerning the persons nominated by the Board of Directors for election at the Annual Meeting as the three Class III Directors. Information with respect to the number of shares of the Laureate Common Stock beneficially owned by each of the nominees, directly or indirectly, appears on page 23 of this Proxy Statement.

Name and Age	Director Since	Nominated for Term Expiring	Principal Occupation, Directorships with Public Companies and other Information
Isabel Aguilera (45)	February 2005	2009 Annual Meeting

Ms. Aguilera has been Managing Director of Google, Inc. for Spain and Portugal since January 2006. Previously, she was the Chief Operating Officer of NH Hoteles from May 2002 through July 2005. Prior to that, she was Chief Executive Officer and Director of Dell Computer Corporation for Spain, Italy and Portugal, since March 1997. Prior to that she served as Sales and Marketing Director for blue chip technology companies such as Compaq, Hewlett-Packard and Airtel (Vodafone) since 1987. Ms. Aguilera also serves as a director and member of the Executive Committee for Indra Sistemas in Spain.

R. William Pollock (77)	December 1995	2009 Annual Meeting

Mr. Pollock serves as Chairman of the Board of Drake Holdings Limited, a company that owns interests in various businesses throughout the world. He also was one of the prior owners of Drake Prometric, L.P., acquired by Sylvan Learning Systems, Inc. (“Sylvan”), the predecessor to Laureate, in 1995 and sold in 2000. Mr. Pollock founded Drake International Inc. in Canada in 1951. Mr. Pollock is also a director of DiscoverWare Inc. in Canada.

Wolf H. Hengst (62)	June 2003	2009Annual Meeting

Mr. Hengst has been President of Worldwide Hotel Operations for Four Seasons Hotels and Resorts since 1998. Prior to 1998, Mr. Hengst held various positions within Four Seasons, including Executive Vice President, Operations, President of Regent International Hotels beginning in 1992, Vice President in charge of Eastern North America, Mexico and Europe beginning in 1987, Corporate Vice President beginning in 1985, Regional Vice President/General Manager of the Four Seasons Hotel in Houston beginning in 1981 and opening General Manager of the Four Seasons Hotel in Washington D.C. in 1978.

Information Concerning Continuing Directors

Name and Age	Director Since	Term Expires	Principal Occupation, Directorships with Public Companies and other Information
Douglas L. Becker (40)	December 1986	2007 Annual Meeting

Mr. Becker has been Chairman and Chief Executive Officer of Laureate since February 2000. Previously, he had been President and Co-Chief Executive Officer of Sylvan since April 1993. From February 1991 through April 1993, Mr. Becker was the Chief Executive Officer of the Sylvan Learning Center Division of Sylvan. Mr. Becker also serves as a director of Educate, Inc. and Constellation Energy Corporation.

James H. McGuire (62)	December 1995	2007 Annual Meeting	Mr. McGuire has served as President of NJK Holding Company since 1992. Mr. McGuire is also a director of Digital Insight Corporation and Proxy Med, Inc. d/b/a Medavant Healthcare Solutions.
Richard W. Riley (73)	June 2001	2007 Annual Meeting

Mr. Riley is currently a partner with the law firm of Nelson Mullins Riley & Scarborough, L.L.P. From 1993 until 2001, Mr. Riley served as U.S. Secretary of Education. Mr. Riley was Governor of South Carolina from 1979 through 1987.

R. Christopher Hoehn-Saric (43)	December 1986	2008 Annual Meeting

Mr. Hoehn-Saric assumed the position of Chief Executive Officer and a Director of Educate, Inc. in June 2003. From February 2000 to June 2003, Mr. Hoehn-Saric was the Chairman and Chief Executive Officer of Sylvan Ventures. Previously, Mr. Hoehn-Saric had served as Chairman and Co-Chief Executive Officer of Sylvan since April 1993 and was President of Sylvan from 1988 until 1992.

John A. Miller (52)	October 2001	2008 Annual Meeting

Mr. Miller has been the President since 1987 of North American Corporation of Illinois, a multi-divisional supplier and solutions provider specializing in industrial paper products, specialty packaging, and other commercial consumables. Mr. Miller is also a director of Atlantic Premium Brands, Inc. and Alberto Culver Company.

David A. Wilson (64)	June 2002	2008 Annual Meeting

Dr. Wilson has been President and CEO of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education, which provides the GMAT (Graduate Management Admission Test), since 1995. From 1978 to 1994, Dr. Wilson was a Partner and Managing Partner of Ernst & Young LLP.

Information Regarding the Laureate Board, Committees and Remuneration

During 2005, there were five regular meetings and three special meetings of the Board of Directors. All members of the Board of Directors attended the 2005 Annual Meeting of Stockholders. Each Director, with the exception of Mr. Hengst, attended at least 75% of the total number of meetings of the Board and Board Committees of which the Director was a member. The Laureate Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent as defined under current NASDAQ listing standards.

The Audit Committee meets with Laureate’s independent auditors to: (i) review whether satisfactory accounting procedures are being followed by Laureate and whether its internal accounting controls are adequate, (ii) monitor audit and non-audit services performed by the independent auditors, (iii) approve fees charged by the independent auditors, and (iv) all other oversight and review of the Company’s financial reporting process. The Audit Committee also reviews the performance of the independent auditors and annually selects the firm of independent auditors to recommend to the stockholders to audit the Company’s financial statements. During 2005, independent Directors David A. Wilson, James H. McGuire, and John A. Miller were the members of the Audit Committee. There were twelve meetings of the Audit Committee during 2005. The report of the Audit Committee required by the rules of the Securities and Exchange Commission (the “SEC”) is included in this Proxy Statement. The Audit Committee Charter is available on the Laureate website at www.Laureate-inc.com.

The Compensation Committee establishes the compensation for the Chief Executive Officer (“CEO”) and approves recommendations for the other executive officers of Laureate and generally reviews benefits and compensation for all officers and employees. It also administers Laureate’s stock option plans. During 2005, independent Directors James H. McGuire, John A. Miller, Wolf H. Hengst and Isabel Aguilera, who joined the Compensation Committee in April 2005, were the members of the Compensation Committee. There were eight meetings of the Compensation Committee during 2005. The report of the Compensation Committee required by the rules of the SEC is included in this Proxy Statement. The Compensation Committee Charter is available on the Laureate website at www.Laureate-inc.com.

The Nominating and Corporate Governance Committee screens and evaluates candidates for vacancies on the Laureate Board of Directors and committees thereof, reviews Board compensation matters, and reviews and monitors corporate governance matters. During 2005, independent Directors Richard W. Riley, R. William Pollock and David A. Wilson, who joined the Nominating and Corporate Governance Committee in April 2005, were the members of the Nominating and Corporate Governance Committee, which met on three occasions. The Nominating and Corporate Governance Committee Charter is available on the Laureate website at www.Laureate-inc.com.

In evaluating and determining whether to nominate a candidate for a position on Laureate’s Board, the Nominating and Corporate Governance Committee will consider the criteria outlined in the Company’s corporate governance policy, which include high professional ethics and values, relevant management and/or educational experience and a commitment to enhancing shareholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. The Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation, including a stockholder.

Under the Bylaws, nominations for Director may be made only by the Board of Directors or a committee thereof or by a stockholder of record who delivers notice along with the additional information and materials required by the Bylaws to the Corporate Secretary not less than 90 days and no more than

120 days before the first anniversary date of the mailing date for the preceding year’s annual meeting. For the annual meeting in 2007, the Company must receive this notice between January 15, 2007 and February 14, 2007. Interested parties may obtain a copy of the Bylaws by writing to the General Counsel/Corporate Secretary at Laureate Education, Inc., 1001 Fleet Street, Baltimore, Maryland 21202. A copy of the Bylaws has been filed with the SEC.

The Board has adopted Corporate Governance Guidelines drafted by the Nominating and Corporate Governance Committee. These guidelines are available on the Laureate website at www.Laureate-inc.com.

Laureate has adopted a Code of Ethics and Conduct that applies to all of its Directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. The Company has conducted training sessions at each of its locations and at each of its universities for all levels of employees and officers. The Company provides all of its significant vendors with a copy of the Code and maintains a hotline in four languages to allow for communication of any concerns. In satisfaction of the requirements of SEC Regulation S-K, Item 406(d), the Company intends to post on its website, www.Laureate-inc.com, any amendment to, or waiver of, any provision of the Code that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company has not granted any such waiver and does not anticipate ever granting such a waiver. Laureate has made the Code of Ethics and Conduct available on its website at www.Laureate-inc.com.

Beginning in 2006, non-Employee Directors of Laureate receive compensation of $30,000 per year for service on the Laureate Board, $10,000 per year for service as the Chairman of the Compensation or Audit Committee and Lead Director, $5,000 per year for service as the Chairman of the Nominating and Corporate Governance Committee, $2,000 per regular meeting of the Board and $1,000 per Board meeting attended via telephone, $1,500 per committee meeting and $750 per committee meeting attended via telephone (currently, Mr. Pollock does not receive compensation from Laureate for Board or Committee service). All Directors are reimbursed for their out-of-pocket expenses in connection with attending meetings. Each non-employee Director, upon appointment, election or re-election to the Laureate Board, and continuation of service on the Laureate Board as of January 1 of each year is granted an option to purchase 6,500 shares of Laureate Common Stock at an exercise price equal to the fair market value of the stock on the date of the grant with options immediately vested prior to 2006 and beginning with the 2006 grant, will vest monthly over the year of grant.

Prior to 2006, non-employee Directors received direct compensation of $15,000 per year for service on the Laureate Board, $10,000 per year for service as the Chairman of the Compensation or Audit Committee, $5,000 per year for service as the Chairman of the Nominating and Corporate Governance Committee, $1,200 per regular meeting of the Board held in the U.S. $2,400 per regular meeting of the Board held outside the US, $1,200 per committee meeting attended in person and $600 per committee meeting attended via telephone.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon the Company’s records and other information, the Company believes all of its Directors and Executive Officers and other stockholders who may own 10% or more of Laureate Common Stock, except Mr. Dennis, Ms. Mecca, Mr. Becker and Mr. Pollock who each filed one late Form 4, have complied with the requirements of the Securities and Exchange Commission to report ownership and transactions that change ownership.

Certain Relationships and Related Transactions

As part of the sale of the K-12 segment to Educate, Inc. (“Educate”), Laureate entered into a management services agreement with Educate for the receipt of accounting, benefits, IT, human resources, purchasing and payroll services for a period of three years from July 1, 2003. For the same period, Laureate will provide certain tax and treasury services to Educate. The annual net amount payable under this agreement by Laureate is approximately $3 million. Messrs. Hoehn-Saric and Becker are Directors of Educate, and Mr. Hoehn-Saric is Educate’s Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee consists of Messrs. Hengst, McGuire and Miller and Ms. Aguilera. All of the members of the Compensation Committee as presently constituted are independent Directors and do not have compensation committee interlocks.

Compensation of Executive Officers

Compensation of Executive Officers.   The following table shows for the years ended December 31, 2005, 2004, and 2003, compensation paid by Laureate, including salary, bonuses, stock options and certain other compensation, to its Chief Executive Officer and each of its other most highly compensated executive officers on December 31, 2005 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)				Long-Term Compensation Awards
							Shares	All
Name and Principal Position	Year	Salary $		Bonus(2) $	Other Annual Compensation $(3)	Restricted Stock Awards $(4)	Underlying Options #	Other Compensation $(5)(6)
Douglas L. Becker	2005	600,000		850,000	6,600	—	150,000	5,258,229
Chairman of the Board and	2004	500,000		441,911	6,600	5,126,080	—	6,649,311
Chief Executive Officer	2003	425,000		531,250	6,600	—	—	195,080
Raph Appadoo	2005	500,000		716,000	6,600	1,591,200	100,000	4,613
President	2004	413,333		404,600	6,600	—	—	1,949,602
	2003	400,000		281,000	6,600	1,109,405	138,750	7,000
William C. Dennis, Jr.	2005	500,000		716,000	6,600	1,591,200	125,000	1,297,111
President, Latin America	2004	409,167		412,500	6,600	—	—	2,340,117
Operations	2003	375,000		340,000	6,600	1,613,600	120,000	389,900
Paula R. Singer	2005	325,000		335,750	6,600	1,060,800	35,000	585,962
President, Laureate Online	2004	279,167		1,500	6,600	—	—	597,907
Education	2003	270,000		180,000	6,600	526,200	30,000	—
Daniel M. Nickel	2005	360,000		—	6,188	1,376,400	60,000
Executive Vice President,
Corporate Operations
Rosemarie Mecca	2005	106,452	(7)	—	—	3,361,480	85,000
Executive Vice President and Chief Financial Officer

(1)          Includes amounts paid and deferred.

(2)          Bonus amounts are comprised of cash payments. Under Company policy, annual cash bonuses in any fiscal year are awarded in March of the following year. Therefore, bonus amounts for 2005 were awarded in March 2006. The bonus amounts awarded to the Named Officers in March 2005, 2004, and 2003, are compensation for performance in the prior fiscal year.

(3)          The amounts in this column represent automobile allowances for all of the officers.

(4)          The value of unvested restricted stock awards at the end of 2005, which was calculated by multiplying the closing market price for the stock on the last trading day of the Company’s year end ($52.51) by the number of restricted shares held by the named Executive Officers on that date, was:

Becker	$8,716,660
Appadoo	$3,235,876
Dennis	$4,410,840
Singer	$1,995,380
Nickel	$1,575,300
Mecca	$3,885,740

The number of shares of unvested restricted stock units or awards held by the Named Executive Officers the end of 2005 was:

Becker	166,000
Appadoo	61,624
Dennis	84,000
Singer	38,000
Nickel	30,000
Mecca	74,000

For Mr. Becker, restrictions lapse for 166,000 units ratably over 6 years; however, based on certain Company performance targets, the restrictions can be accelerated to 3 years, however the units may not be converted and distributed until the later of six months following termination of employement or resignation from the Board.

For Mr. Appadoo, the restrictions on 31,624 shares lapse ratably over four years, and the restrictions for the remaining 30,000 shares lapse annually over a four year period based on annual Company performance targets.

For Mr. Dennis, the restrictions on 54,000 shares lapse ratably over four years; and the restrictions on the remaining 30,000 shares lapse annually based on annual Company performance targets.

For Ms. Singer, the restrictions on 18,000 shares lapse ratably over five years, and the restrictions for the remaining 20,000 shares lapse annually based on annual Company performance targets.

For Mr. Nickel, the restrictions on 30,000 shares lapse ratably over 5 years.

For Ms. Mecca, the restrictions on 11,000 shares lapse on October 1, 2006; the restrictions on 33,000 shares lapse on December 31, 2007; and for the remaining 30,000 shares, the restrictions lapse annually based on annual Company performance targets.

(5)          The amounts in this column represent stock option exercises for Messrs. Becker, Dennis, Appadoo and Ms. Singer and relocation allowance interest forgiven (for 2004) and a housing allowance and interest forgiven (for 2003) for Mr. Dennis, who was hired in October 2001.

(6)          The following amounts were contributed to the Named Executive Officer’s 401(k) Plan as a Company contribution for 2005:

D. Becker	$4,612.50
R. Appadoo	$4,612.50
P. Singer	$4,561.63

(7)          Ms. Mecca joined the Company on October 1, 2005.

Option Grants in Fiscal Year.

In 2005, the following options and restricted stock were granted to Named Executive Officers:

	Number of Securities Underlying Options/Restricted	Percent of Total Options And Restricted Stock Granted To Employees	Exercise or Base Price		Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Restricted Stock Term ($)
Name	Stock Granted	In Fiscal Year	Per Share		Date	5%	10%
Douglas L. Becker—options	150,000	11.9%	$46.37	(1)	9/20/2012	2,831,587	6,598,802
Raph Appadoo—options	100,000	7.9%	$46.37	(1)	9/20/2012	1,887,725	4,399,201
restricted stock	30,000	2.4%	—	(2)		2,238,978	3,100,799
William C. Dennis, Jr.—options	100,000	7.9%	$46.37	(1)	9/20/2012	1,877,725	4,399,201
options	25,000	2.0%	$46.37	(1)	9/20/2012	471,931	1,099,800
restricted stock	30,000	2.4%	—	(2)		2,238,978	3,100,799
Paula R. Singer—options	35,000	2.8%	$46.37	(1)	9/20/2012	660,704	1,539,720
restricted stock	20,000	1.6%	—	(2)		1,492,652	2,067,199
Daniel M. Nickel—options	20,000	1.6%	$45.88	(3)	2/25/2015	577,074	1,462,418
options	40,000	3.2%	$46.56	(4)	6/21/2015	1,171,253	2,968,186
restricted stock	30,000	2.4%	—	(5)		2,242,011	3,570,027
Rosemarie Mecca—options	85,000	6.7%	$46.37	(1)	9/20/2012	1,604,566	3,739,321
restricted stock	44,000	3.5%	—	(2)		2,870,879	3,975,929
restricted stock	30,000	2.4%	—	(2)		2,238,978	3,100,799

(1)          The assumed rate of appreciation of 5% and 10% would result in a stock price of $65.25 and $90.36, respectively.

(2)          Represents restricted stock grants. The assumed rate of appreciation of 5% and 10% for seven years would result in a stock price of $74.63 and $103.36 respectively.

(3)          The assumed rate of appreciation of 5% and 10% would result in a stock price of $74.73 and $119.00, respectively.

(4)          The assumed rate of appreciation of 5% and 10% would result in a stock price of $75.84 and $120.76, respectively.

(5)          Represents restricted stock grants. The assumed rate of appreciation of 5% and 10% for seven years would result in a stock price of $74.73 and $119.00 respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.   The following table sets forth information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options and restricted stock at the end of 2005 for the Named Executive Officers. Value represents, in the case of exercised options, the difference between exercise price and market price on the date of exercise and, in the case of unexercised options and exercisable options, the difference between exercise price and market price at December 31, 2005, and, in the case of restricted stock, the market price at December 31, 2005.

Name	Number of Securities Underlying Options/SARs Exercised	Value Realized ($)	Number of Securities Underlying Unexercised Options and Restricted stock at year end		Value of Unexercised In-the-money Options and Restricted Stock at year end ($)
Douglas L. Becker	147,000	$5,253,617	2,154,260	(E)	$80,021,988	(E)
			316,000	(U)	$9,637,660	(U)
Raph Appadoo	—	$—	419,116	(E)	$19,626,306	(E)
			330,999	(U)	$11,193,920	(U)
William Dennis	35,361	$1,297,111	124,414	(E)	$5,097,316	(E)
			269,000	(U)	$7,276,540	(U)
Paula R. Singer	36,000	$581,400	50,000	(E)	$1,980,000	(E)
			93,250	(U)	$2,719,365	(U)
Daniel M. Nickel	—	$—	90,000	(U)	$1,945,900	(U)
Rosemarie Mecca			159,000	(U)	$4,407,640	(U)

(E) = Exercisable/Vested; (U) = Unexercisable/Unvested

Equity Compensation Plans

The following tables set forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans maintained by the Company. There are no outstanding warrants or rights other than options and restricted shares under these plans.

As of December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Security Holders	5,961,273	$19.51	330,500
Equity Compensation Plans Not Approved by Security Holders*	226,821	$17.47	0
Total	6,188,094	$19.48	330,500

*                    The 2003 Stock Incentive Plan was approved by the Laureate Board of Directors in February 2003. The 2003 Stock Incentive Plan is administered by the Board or by a committee or officer appointed by the Board. The administrator is empowered to take all actions to carry out the purpose and intent of the Plan, to administer and interpret all documents relevant to the Plan and take all actions and make all decisions and determinations. The number of shares of Laureate Common Stock available for awards under the Plan cannot exceed an aggregate of 500,000 shares. All employees or others providing bona fide services to the Company or an affiliate are eligible to participate, but Directors and executive officers are excluded from participation. Nonstatutory stock options, stock appreciation rights, phantom stock, performance awards, or any other stock-based award may be granted under the plan. The Board reserves the right to terminate the Plan at any time or modify or amend the Plan.

(1)          In addition to outstanding options, as of December 31, 2005 there are 548,125 shares of restricted stock to be issued upon lapse of outstanding restricted stock from equity compensation plans approved by security holders. There are 45,500 shares of restricted stock to be issued upon lapse of outstanding restricted stock from an equity compensation plan not approved by security holders. The weighted average remaining contractual life of options outstanding as of December 31, 2005 is 3.8 years.

(2)          Of the 330,500 securities remaining available for future issuance under equity compensation plans approved by security holders, a maximum of 118,000 shares are available for distribution as restricted stock awards.

As of March 31, 2006:

	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans—Total	4,872,096	$21.61	208,500

(1)          In addition to outstanding options, there are 590,625 shares of restricted stock to be issued upon lapse of outstanding restricted stock from all equity compensation plans. The weighted average contractual life of options outstanding as of March 31, 2006 is 4.4 years.

(2)          Of the 208,500 securities remaining available for future issuance under equity compensation plans approved by security holders, a maximum of 98,000 shares are available for distribution as restricted stock awards.

Employment Contracts

Mr. Becker entered into an employment contract with Laureate in 2004 for a term ending June 30, 2007 the “Employment Agreement”). The Employment Agreement provides for Mr. Becker’s continued employment by Laureate as Chairman and Chief Executive Officer.

The Employment Agreement provided for an annual base salary of $500,000 for Mr. Becker retroactive to January 1, 2004, subject to annual review by the Laureate Board or its Compensation Committee. The Employment Agreement also provides for an annual target bonus of 100% of base salary or such revised target as approved by the Compensation Committee, with the bonus criteria being determined annually by the Compensation Committee prior to the beginning of each calendar year.

In addition to the base salary, bonus and the restricted stock award (see Compensation Committee Report herein), the Employment Agreement provides that Mr. Becker is entitled to participate in all benefit programs, plans or arrangements made available by Laureate to its executives and key management employees. Mr. Becker is also entitled to a $2.5 million life insurance policy during his period of employment. In addition, Mr. Becker is entitled to a limited gross-up payment for any excise taxes that become payable on any of his compensation subject to a “Payment Reduction” (as defined).

If Mr. Becker’s employment is terminated as a result of death or “Total Disability” (as defined), Laureate must pay all amounts accrued under the Employment Agreement prior to termination and a prorata portion of any bonus for the year termination occurred. If Mr. Becker’s employment is terminated by Laureate for “Good Cause,” or by Mr. Becker without a “Good Reason,” Laureate must pay all amounts accrued under the Employment Agreement prior to termination.

If Mr. Becker’s employment is terminated by Laureate without Good Cause, or by Mr. Becker for a Good Reason, Laureate must continue to pay the base salary (at the rate in effect during the year of termination) for a period of eighteen months or if the Employment Agreement is not renewed at the end of its term for a period of at least 12 months (each respectively the “Severance Period”). In addition, to the extent permitted by law or the applicable insurance contracts, Laureate must permit Mr. Becker to continue to participate in Laureate’s insurance programs on the same basis as other executives until the end of the Severance Period. In lieu of the annual bonus described above, Laureate must pay an annual “Assumed Bonus” for each year during the Severance Period, with the Assumed Bonus for a termination after 2005 being the average of the actual bonuses paid to Mr. Becker for the two years immediately preceding the termination.

In the Employment Agreement, Mr. Becker has agreed not to disclose or use, except as required by law or court order, any of Laureate’s “Trade Secrets or Confidential or Proprietary Information.” In addition, during the term of employment and for a period of one year after the termination or expiration thereof, Mr. Becker has agreed not to engage, directly or indirectly, in specified activities and businesses that are competitive with Laureate and not to solicit or hire, directly or indirectly, the employees of Laureate. These restrictions are subject to several exceptions, including that Mr. Becker is permitted to hold certain passive investments in several named companies. The scope of restricted competition is limited after termination of employment by Laureate without “Good Cause,” by Mr. Becker for a “Good Reason” or following a “Change of Control,” all as defined in the employment agreement.

Compensation Committee Report On Executive Compensation

The Compensation Committee is comprised of four independent Non-Employee Directors none of whom has ever been an officer or employee of Laureate and whose names are listed at the end of this report. The Committee sets the principles and strategies that serve to guide the design of the Company’s employee compensation and benefit programs. The Committee annually evaluates the performance of the CEO and the other executive officers. Taking their performance evaluations into consideration, the Committee then establishes and approves their compensation levels, including stock-based awards. The Committee met eight times in 2005, regularly meets in executive session without members of management, and reports to the Board of Directors on its actions and recommendations following each meeting. To assist the Committee with its responsibilities, it has appointed an independent compensation consultant who reports directly to the Committee.

Executive Compensation Strategy

In late 2004 and during 2005, the Committee conducted a thorough review of the Company’s executive compensation philosophy, strategy, pay programs and pay levels. The Committee was aided by its independent compensation consultant in performing this review and assessment. One important outcome of this process was the development and documentation of an updated executive compensation strategy that reflects the current life-cycle stage and future direction of the Company. This updated strategy is used by the Committee as the foundation for evaluating and improving the effectiveness of the executive pay program. The following are the core elements of the Company’s executive compensation strategy:

•       Market Competitive.   Executive compensation levels and programs should be competitive with companies of similar size and performance to Laureate on a global basis;

•       Performance Based.   A majority of executive compensation should be performance-based, resulting in pay that is “at risk” based on short-term and long-term goals and objectives;

•       Shareholder Aligned.   Incentives should be structured to create a strong alignment between executives and shareholders on both short-term and long-term basis; and

•       Financially Efficient.   Pay programs and features should attempt to minimize the impact on earnings and maximize tax benefits to the Company, all other things being equal.

By incorporating these elements, the Committee believes that the executive pay program is responsible and effective in attracting, motivating, and retaining the level of talent necessary to successfully grow and manage the business.

Compensation Program Components

Laureate’s executive compensation program consists of the following core components:

•       Base Salary

•       Annual Incentive Opportunity

•       Long-Term Incentive Opportunity

When reviewing executive compensation levels, each component of compensation is reviewed independently and the total pay package is reviewed in the aggregate. In conducting its latest review of executive compensation levels, the Committee compared executive compensation against two peer groups of comparable size companies. The first peer group consisted of 7 domestic education companies (the “Industry Peer Group”); and the second peer group consisted of 18 companies with significant global operations, high sustained growth rates, high sustained profitability, and high total shareholder returns (the “Profile Peer Group”). Although the Profile Peer Group contains different companies than those shown in the Performance Graph contained within this filing, the Committee believes that these companies more accurately reflect the market for executive talent.

Based on the results of the competitive market study, the Committee believes that the total compensation opportunity for the Company’s executives (including the CEO and the other Named Executive Officers in the Summary Compensation Table) is fully competitive and a majority of Laureate’s compensation is “at risk” based on performance. The Committee generally requires “stretch goals” that are believed to be commensurate with the pay opportunity.

Base Salary

Base salaries are the smallest component of executive compensation at Laureate. Current base salaries are believed to be competitive at the market median. Salary increases are considered annually for each executive based on the scope of their job responsibilities, individual performance, competitive market data of the peer companies, and the Company’s overall salary budget guidelines.

In 2005, the average salary increase for the Named Executive Officers in the Summary Compensation Table, excluding the CEO, was 19.9%. These increases reflect market adjustments to restore the competitive positioning and more closely align the compensation mix with market practices. The Committee believes that increases were necessary to align compensation with executives in the education industry.

Annual Incentive Opportunity

The use of annual incentives creates a link between executive compensation and individual and business performance. Target awards are set as a percent of base salary by job responsibilities and are competitive with annual incentives provided by other companies in the Profile Peer Group. Actual bonus awards are based on the assessment of each executive’s individual performance for the year, the assessment of the Company’s overall performance and/or the financial, operational and strategic performance of the business unit for which the executive is responsible. The maximum bonus award is capped at 200% of the target bonus award for each participant.

In February 2005, the Committee approved annual incentive awards based on 2004 performance between target and maximum after certifying the performance results achieved. These incentive awards are presented in the column of the Summary Compensation Table labeled “Bonus.” The Committee believes that these award levels appropriately reflect the performance of the Company and its executives given significant improvements in enrollment, revenue, and earnings per share during the year.

In order to comply with Section 162(m) of the Internal Revenue Code, and therefore to allow for the deductibility of payments made under the annual incentive plan, the Committee has adopted (subjective to shareholder approval) the Laureate Education, Inc. 2006 Executive Annual Incentive Plan (the “Executive Annual Incentive Plan”). The Committee has received input and advice from tax counsel in the development of this plan, and intends to comply with all elements of the law necessary to preserve deductibility. However, the Committee retains the right to make payments under this Plan that would not be deductible for tax purposes.

Long-Term Incentive Opportunity

The use of long-term incentives creates a link between executive compensation and long-term performance; and creates alignment between executive and shareholder interests. Long-term incentive awards are currently granted under Laureate’s 2005 Stock Incentive Plan that was adopted by the Board on April 26, 2005 and approved by stockholders on June 21, 2005. The 2005 Stock Incentive Plan is an Omnibus Plan providing the flexibility to grant a variety of long-term incentive award types; including stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”) and cash awards. A total of 1,250,000 shares were approved for issuance under the 2005 Stock Incentive Plan, with a maximum of 312,500 shares to be granted in the form of non-option awards.

In conducting its review of executive compensation in late 2004 and during 2005, the Committee carefully reviewed and considered various alternatives for delivering long-term incentives. The criteria used by the Committee included, but were not limited to, the following - Performance orientation; shareholder alignment; shareholder dilution, annual share consumption, share availability, accounting cost, tax efficiency, retention power, and overall program effectiveness. Based on this review, the long-term incentive program was redesigned around a “portfolio approach” that incorporates several forms of long-term incentive opportunity. The following is a description of each element of the new long-term incentive program:

•       Stock Options.   Stock options remain a core element of long-term incentive opportunity at Laureate. Stock options are granted with an exercise price at least equal to fair market value on the date of grant, have a 7-year term, and vest ratably over four years. The value of stock options to executives is entirely dependent on stock price appreciation beyond the date of grant.

•       Performance-Contingent Vesting Restricted Stock.   Restricted stock will be granted with performance-contingent vesting tied to pre-determined financial goals over four years. A fixed percentage of shares are eligible for vesting each year, with the possibility to fully vest in subsequent years if performance warrants. No shares will vest if required performance levels are not achieved during the four-year period.

•       Cash LTIP.   A cash award opportunity will be granted (expressed as a percent of base salary) and tied to financial and operating goals over a 3-year period. In addition to the financial and operating goals, total shareholder return over the 3-year period will adjust award levels up or down based on Laureate’s performance relative to the S&P Super 1500 Index. Maximum award levels under the Cash LTIP are capped at 200% of target for each participant.

Based on the results of the compensation study, a targeted long-term incentive value is allocated among the various elements of the long-term incentive program for each executive. Not all executives receive all three elements of the plan; and the mix of elements depends on each executive’s scope of responsibility, performance impact and geography.

For certain key employees, including the Named Executive Officers in the Summary Compensation Table, the targeted value used to determine current award levels reflects approximately four times the targeted annualized long-term incentive value. This essentially “front-loads” the long-term incentive grants into the current year in lieu of receiving grants in each of the next four years. The Committee believes the front-loaded grant allocation is consistent with its pay strategy and the Company’s business imperatives because of the strong performance-orientation of the program, the focus this creates on performance over the next four years, the proven ability of the core leadership team, and the need to motivate and retain these key leaders.

Stock Ownership Guidelines

In 2005, the Committee adopted stock ownership guidelines for executives. The stock ownership guidelines are share-denominated and set forth a minimum stock ownership level that must be achieved and maintained by each executive. The specific ownership requirements are set based on the executive’s level of responsibility, accountability and role within the Company. Each executive must achieve the minimum ownership level within three years from adoption of (or becoming active under) the policy.

This policy covers the Named Executive Officers in the Summary Compensation Table, as well other “executives” of the Company. The Committee believes that the share retention policy lengthens the relevant performance horizon of long-term incentive awards and further aligns executive and shareholder interests. The Committee will annually review compliance with the policy, and will consider this information when reviewing and approving any changes to executive compensation arrangements; including any subsequent long-term incentive awards.

New Share Request under the 2005 Stock Incentive Plan

Partly due to constraints faced in obtaining the 2005 share authorization, and partly due to the “front-loaded” equity grants already awarded under the 2005 Stock Incentive Plan, there are only 208,500 shares remaining available for grant as of March 31, 2006 under the 2005 Stock Incentive Plan. Accordingly, on April 21, 2006 the Board passed a resolution, subject to stockholder approval at the Annual Meeting, to increase the number of shares reserved under the 2005 Stock Incentive Plan by 4,000,000 shares, with no more than 1,000,000 of that increased number being granted in the form of non-option awards. The Committee believes that these shares are necessary to continue providing appropriate and competitive long-term incentive awards to current and prospective employees.

The size and structure of the share request has been carefully considered by the Committee. The criteria used by the Committee included, but were not limited to, the following—projected share requirements over the next several years to current and prospective employees, the impact on equity overhang and shareholder dilution, and various institutional shareholder views and the views of those who advise them. In response to the latter, the Company has committed to a maximum 3-year Average Annual Grant Rate (adjusted by the Premium Factored Grant Value) not to exceed 3.31% of common shares outstanding for the period covering the 2006, 2007 and 2008 fiscal years. The Premium Factored Grant Value is calculated by counting each non-option award as four shares granted. Because the Company intends to continue using a combination of options, restricted stock, and cash, and because not all investors use the same “premium factor” methodology, the Company’s actual (non premium-factored) 3-year average grant rate will be less than 3.31%.

Additional information regarding the share request and the 2005 Stock Incentive Plan can be found in Section II of this Proxy Statement.

Performance Measures

With the strong emphasis on “at risk” compensation linked to Company performance, the Committee carefully reviews proposed performance measures and goals. With respect to financial performance, the Committee has identified several factors that are critical to the success of the business, including revenue growth, enrollment growth, earnings per share, return on invested capital, and total shareholder return. These types of measures, in various combinations, are incorporated into the Company’s variable pay plans—including annual incentives, stock options, restricted stock, and long-term cash incentives. Depending on the plan and the participant, performance is measured on both a short-term (typically one year) and long-term (typically 3-4 years) basis, for the entire Company and for divisions within the Company (based on business and/or geography), and may consider both absolute and relative performance.

The Committee also reviews non-financial factors as part of the overall evaluation of performance. Such non-financial factors typically include customer outcomes (e.g. graduation rates), personal stretch objectives, leadership effectiveness, process excellence, and talent management. The Committee believes that non-financial measures are often “leading indicators” of financial performance and are especially important to a rapidly growing and geographically dispersed company like Laureate.

Chairman and CEO Compensation

In reviewing and approving compensation actions for the Chairman and CEO and the other executive officers, the Committee evaluated Laureate’s performance in 2005 versus goals identified for both financial and non-financial factors. Notable financial accomplishments in 2005 include revenue growth of 35%, earnings per share growth of (3%), and Total Shareholder Return of 19%. This level of achievement in 2005 is consistent with sustained performance improvements over the last three years; with 3-year revenue growth of 161%, earnings per share growth of 725%, and total shareholder return of 220%.

In addition to strong financial and shareholder results, the Committee assessed the performance of the Chairman and CEO against non-financial factors. Notable non-financial accomplishments in 2005 include continued success in recruiting top talent to Laureate in critical executive roles, the integration of several strategic acquisitions in key geographies around the world, expansion into China and Brazil and the launch of key network initiatives.

Overall, the Committee believes that the financial and non-financial performance of the Chairman and CEO has been and continues to be exceptional; and that with his continued leadership the Company is well positioned for continued growth and shareholder value creation. Based on this assessment, and competitive market data from the Profile Peer Group, the Committee took the following actions with respect to Mr. Becker’s compensation in 2005 and 2006:

•       Mr. Becker’s base salary was increased from $500,000 to $600,000 in 2005.

•       An annual incentive award in the amount of $850,000 was approved for Mr. Becker under the Company’s annual incentive plan for 2004 performance.

•       Mr. Becker’s annual incentive target for 2005 was set at 120% of salary, with a maximum opportunity of 200% of salary if maximum performance results are achieved.

•       A stock option award for 150,000 shares at an exercise price of $46.37 vesting over 4 years and expiring after seven years was granted to Mr. Becker (“front-loaded” award).

•       A cash LTIP target award opportunity equal to 167% of salary (on annual basis), with a maximum opportunity of 334% of salary (on an annual basis) was approved for Mr. Becker for the performance period covering 2006-2008.

The Committee believes that the CEO compensation package, as described above and throughout this report, is market-based and performance-aligned; and that it facilitates the retention and motivation of the CEO, which is critical to the Company’s continued success.

Tax Deductibility Under 162(m) of the Internal Revenue Code

The Committee has reviewed the Company’s compensation plans with regard to the deduction limitation under 162(m) of the Internal Revenue Code. The Committee believes that annual incentive awards under the new Executive Annual Incentive Plan and long-term incentive awards under the 2005 Stock Incentive Plan meet the requirements for deductibility under 162(m). Although the Committee will continue to monitor, and intends to comply, with the provisions of 162(m) to preserve deductibility, it retains the right to authorize payments that are not tax-deductible when viewed as appropriate and necessary.

James H. McGuire, Chairman
Isabel Aguilera
Wolf H. Hengst
John A. Miller

Audit Committee Report

The following is the report of the Audit Committee with respect to Laureate’s audited consolidated financial statements for the fiscal year ended December 31, 2005, which include the consolidated balance sheets as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended on December 31, 2005, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that it is specifically incorporated by reference in such filing.

The Audit Committee operates under a written charter adopted by the Board of Directors. The independent Directors, who are members of the Audit Committee, are James H. McGuire, John A. Miller and David A. Wilson. All have extensive financial knowledge, and the Chairman, Mr. Wilson, is an audit committee financial expert (as defined in the Sarbanes-Oxley Act of 2002). The Audit Committee Charter is available on Laureate’s website at www.Laureate-inc.com.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, for maintaining effective internal control over financial reporting ,and for assessing the effectiveness of internal control over financial reporting. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls, the objectivity of its financial reporting and all critical accounting policies and practices. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel. The Audit Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Chief Executive Officer and Chief Financial Officer required by the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

In addition, the Committee reviewed and discussed the Company’s ongoing compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal control over financial reporting. The Committee also met with KPMG, LLP, an accounting firm retained by the Company to assist in its compliance with Section 404.

Ernst & Young LLP (“E&Y”), the Company’s independent auditors, audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and E&Y the Company’s quarterly 2005 financial statements and the year-end 2005 financial statements and met separately with both management and E&Y to discuss and review those financial statements and reports prior to issuance. Management has represented, and E&Y has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed with E&Y their judgments as to the quality, not just the acceptability of the Company’s accounting principles, and also discussed with management and E&Y their assessments of the Company’s internal records. The Audit Committee met privately with the independent auditors who have unrestricted access to the Audit Committee.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the company’s internal control over financial reporting. The plan for remediation of the material weakness disclosed in the Company’s year-end financial report was discussed and agreed on with E&Y and with management. The Committee discussed with management and the independent registered public accounting firm any significant deficiencies identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.

The Audit Committee received from and discussed with E&Y the written disclosure and the letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). These items relate to the firm’s independence from the Company. The Audit Committee also discussed with E&Y matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90, of the Auditing Standards Board of the American Institute of Certified Public Accounts to the extent applicable. The Audit Committee reviewed the audit, audit related and tax services performed by and the fees paid for such services to E&Y. All audit and non-audit services performed by E&Y are subject to pre-approval by the Committee. The Committee received regular updates on the amount of fees and the tracking against the approved amount of fees and the scope of such services.

Conclusion

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC.

David A. Wilson – Chairman
James H. McGuire
John A. Miller

Stock Performance Graph

Under the rules of the SEC, Laureate is required to provide a five-year comparison of the cumulative total stockholder return on Laureate Common Stock with that of a broad equity market index and either a published industry index or a Laureate-constructed peer group index.

The following graph compares the cumulative total stockholder return on Laureate Common Stock from December 31, 2000 through December 31, 2005, with the cumulative total return of the Total Return Index for the NASDAQ Stock Market (US Companies), and a Laureate-constructed peer group index. The companies included in the peer group index are Strayer Education, Inc. (STRA), Apollo Group, Inc. (APOL), DeVry, Inc. (DV), Career Education Corp. (CECO), Corinthian Colleges, Inc. (COCO), Education Management Corp. (EDMC) and ITT Educational Services (ESI). These companies are all in the post-secondary education business. The comparison assumes $100 was invested on December 31, 2000 in Laureate Common Stock and each other index. It also assumes reinvestment of any dividends.

Laureate does not make, nor does it endorse, any predictions as to future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG LAUREATE EDUCATION INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

*                   $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Laureate Management

Executive Officers and Directors.   The current executive officers and Directors of Laureate are:

Current Directors

Name	Age	Position
Douglas L. Becker	40	Director, Chief Executive Officer, Chairman of the Board
R. Christopher Hoehn-Saric	43	Director
James H. McGuire	62	Director, Chairman of the Compensation Committee and Member of the Audit Committee
R. William Pollock	77	Director, Member of the Nominating and Corporate Governance Committee
Isabel Aguilera	45	Director, Member of the Compensation Committee
John A. Miller	52	Director, Member of the Audit Committee and Compensation Committee, Lead Director of the Independent Directors
Richard W. Riley	72	Director, Chairman of the Nominating and Corporate Governance Committee
David A. Wilson	64	Director, Chairman of the Audit Committee, Member of the Nominating and Corporate Governance Committee
Wolf H. Hengst	62	Director, Member of the Compensation Committee

Current Executive Officers

Name	Age	Position
Raph Appadoo	56	President
Rosemarie Mecca	50	Executive Vice President, Chief Financial Officer
Paula R. Singer	52	President, Laureate Online Education
William C. Dennis, Jr.	62	President, Latin America Operations
Robert W. Zentz	52	Senior Vice President, General Counsel
Daniel M. Nickel	53	Executive Vice President, Corporate Operations
Joseph D. Duffey	73	Senior Vice President

Information relating to Laureate’s executive officers (other than Mr. Becker) is set forth below. See ‘‘Information Concerning Nominees’’ and ‘‘Information Concerning Continuing Directors’’ above for information relating to Mr. Becker and the other Laureate Directors.

Raph Appadoo.   Mr. Appadoo became President of Laureate in June 2003. Prior to June 2003, Mr. Appadoo served as President and CEO of Laureate International Universities since its inception in February 2000. From January 1996 to February 2000, Mr. Appadoo was Executive Vice President of Aetna’s international division, as well as Senior Vice President for Business Development and CFO of that division. Before then, he held treasurer positions at Merrill Lynch and General Motors, and earlier as a Business Manager at Raytheon Company.

Rosemarie Mecca.   Ms. Mecca has served as Chief Financial Officer since October 1, 2005. She started her career as a program manager with the National Aeronautics and Space Administration (NASA) before joining Bendix Field Engineering as a Finance Manager in Columbia, Maryland. She held various leadership positions of increasing responsibility at Allied Signal and at Honeywell International (which acquired Allied Signal). At Allied Signal, Rosemarie Mecca became the Chief Financial Officer of the $5 billion Aerospace division. Prior to joining Shell Chemicals as Executive Vice President in 2001, she was Vice President and General Manager of Honeywell’s $600 million Hardware Products Group.

Paula R. Singer.   Ms. Singer has served as President of Laureate Online Education since July 2001. From October 1996 until July 2001, she was divisional president of Laureate Education Solutions. Before joining Laureate in 1993, Ms. Singer held several senior positions at American Learning Corporation, a subsidiary of Encyclopedia Britannica.

William C. Dennis, Jr.   Mr. Dennis became President, Latin America Operations of Laureate in June 2003. Prior to June 2003, Mr. Dennis served as COO and CFO of Laureate International Universities since October 2001. Previously, Mr. Dennis had been President and COO of International Assets Holding Corp. (“IAHC”), a financial securities brokerage firm specializing in international securities. Prior to joining IAHC, Mr. Dennis was CFO of Tucker Anthony Sutro (formerly known as Freedom Securities Corporation), a Boston-based brokerage firm. His other experiences include CFO of Merrill Lynch Capital Markets as well as several senior international positions with Exxon Corporation.

Robert W. Zentz.   Mr. Zentz has served as general counsel of Laureate since joining the company in 1998. He oversees all of Laureate’s legal affairs worldwide. Prior to joining Laureate, Mr. Zentz was Corporate Practice Director for Frank & Kraft, a small Indianapolis law firm. Before that, he served as North American general counsel for A.C. Nielsen, Inc., the global marketing and media research company. He has also been general counsel for a company in the compensation and benefits industry, and was with the tax practice of one of the then big eight accounting firms.

Daniel M. Nickel.   Mr. Nickel joined Laureate in January 2005 to lead the company’s worldwide human resource efforts, including optimizing global operations and attracting international executive talent at the highest levels. Prior to joining the company, from 1990 through 2004, Mr. Nickel was Senior Vice President, Human Resources for Motorola, Inc.’s $13 billion cellular phone unit and has worked extensively throughout Latin America, Europe, and Asia. He also held a number of senior human resource positions with publicly traded multinational companies, including ARMCO, Monsanto Company and Varian Associates.

Joseph D. Duffey.   Dr. Duffey joined Laureate as Senior Vice President in 1999. Dr. Duffey is currently responsible for education and academic quality, and coordinates the development of Laureate university network programs and partnerships worldwide. Before joining Laureate, Dr. Duffey was Director of the U.S. Information Agency, a position to which he was appointed by President Clinton and confirmed by the U.S. Senate in 1993. He previously served as president of American University in Washington, D.C., and was Chancellor of the University of Massachusetts at Amherst from 1982 to 1991, during which time he was elected as President of the four-campus University of Massachusetts system.

There are no family relationships among any of the executive officers or Directors of Laureate. Executive officers of Laureate are elected by the Laureate Board on an annual basis and serve at the discretion of the Laureate Board.

Stock Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth information regarding the beneficial ownership of Laureate Common Stock as of March 31, 2006 by (i) each person or entity that the Company knows beneficially owns more than 5% of Laureate Common Stock, (ii) each Director and Director nominee, (iii) the Chief Executive Officer and each of the other Named Executive Officers and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares shown as beneficially owned by them.

	Beneficially Owned
Name	Number	Percent
T. Rowe Price Mutual Funds(1)	2,560,166	4.99%
R. William Pollock(2)	3,049,843	5.95%
Douglas L. Becker(3)	2,064,485	4.03%
R. Christopher Hoehn-Saric(4)	1,348,264	2.63%
Raph Appadoo(5)	538,309	1.05%
William C. Dennis, Jr.(6)	211,776	*
Rosemarie Mecca	74,000	*
Daniel M. Nickel(7)	35,000	*
Robert W. Zentz(8)	81,000	*
Paula R. Singer(9)	96,373	*
James H. McGuire(10)	48,166	*
John A. Miller(11)	51,166	*
Isabel Aguilera(12)	8,666	*
Richard W. Riley(13)	26,166	*
David A. Wilson(14)	30,166	*
Wolf H. Hengst(15)	22,966	*
Joseph D. Duffey	5,035	*
All Directors and Executive Officers as a group (16 persons)	10,209,048	15.01%

*                    Represents beneficial ownership of not more than one percent of the outstanding Laureate Common Stock.

The address of each of the above stockholders is c/o Laureate Education, Inc. 1001 Fleet Street, Baltimore, MD  21202.

(1)          According to its Form 13G filing as of December 31, 2005, T. Rowe Price Associates, Inc. (“Price Associates”) had sole dispositive power to 2,560,166 shares with no sole voting power to any of the shares. These securities are owned by various individual and institutional investors including T. Rowe Price Mutual Funds (which owns 2,560,166 shares, representing 4.99% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)          Represents 2,555,211 shares held indirectly by Drake International BV and 394,631 shares held indirectly by Drake Personnel (New Zealand). Also includes options held by Drake Holdings Ltd. to purchase 100,000 shares of Laureate Common Stock.

(3)          Includes options to purchase 1,488,011 shares of Laureate Common Stock.

(4)          Includes options to purchase 1,025,177 shares of Laureate Common Stock.

(5)          Includes options to purchase 453,803 shares of Laureate Common Stock.

(6)          Includes options to purchase 120,001 shares of Laureate Common Stock.

(7)          Includes options to purchase 84,000 shares of Laureate Common Stock.

(8)          Includes options to purchase 71,000 shares of Laureate Common Stock.

(9)          Includes options to purchase 50,000 shares of Laureate Common Stock.

(10)   Includes options to purchase 45,166 shares of Laureate Common Stock.

(11)   Includes options to purchase 8,666 shares of Laureate Common Stock.

(12)   Includes options to purchase 8,666 shares of Laureate Common Stock.

(13)   Includes options to purchase 20,166 shares of Laureate Common Stock.

(14)   Includes options to purchase 25,166 shares of Laureate Common Stock.

(15)   Includes options to purchase 20,166 shares of Laureate Common Stock.

II.   APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE
   LAUREATE EDUCATION, INC. 2005 STOCK INCENTIVE PLAN

On June 12, 2005 the stockholders ratified and approved the Laureate Education, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”). Partly due to constraints faced in obtaining the 2005 share authorization, and partly due to the “front-loaded” equity grants already awarded under the 2005 Stock Incentive Plan, there are only 208,500 shares available for grant as of March 31, 2006 under the 2005 Stock Incentive Plan. Accordingly, on April 21, 2006 the Board passed a resolution, subject to shareholder approval at the annual meeting to increase the number of shares reserved under the 2005 Stock Incentive Plan by 4,000,000 shares, with no more than 1,000,000 of that increased number being granted in the form of non-options (referred to as “2005 Plan Amendment No. 1”). A copy of Amendment No. 1 is attached as Exhibit A. The Board believes that these shares are necessary to continue providing appropriate and competitive long-term incentive awards to current and prospective employees.

The size and structure of the share request has been carefully considered. The criteria used included, but was not limited to, the following—projected share requirements over the next several years to current and prospective employees, the impact on equity overhang and shareholder dilution, and various institutional shareholder views and the views of those who advise them. In response to the latter, the 2005 Plan Amendment No. 1 provides for a maximum 3-year average Annual Grant Rate (adjusted by the Premium Factored Grant Value) not to exceed 3.31% of common shares outstanding for the period covering the 2006, 2007 and 2008 fiscal years. The Premium Factored Grant Value is calculated by counting each non-option share award as four shares granted. Because the Company intends to continue using a combination of options, restricted stock, and cash, and because not all investors use the same “premium factor” methodology, the Company’s actual (non premium-factored) 3-year average grant rate will be less than 3.31%.

Currently, a maximum of 1,250,000 shares are subject to grant under the 2005 Stock Incentive Plan, however no more than 312,500 of those shares could be granted in the form of restricted stock awards, restricted stock units, performance shares awards, and stock awards (sometimes referred to collectively as full-value awards). As of March 31, 2006 only 208,500 (98,000 can be granted as restricted stock awards) shares remain available for grants. Approval of 2005 Plan Amendment No.1 will add 4,000,000 issuable shares, an increase from 1,250,000 to 5,250,000. Of the 5,250,000 shares, no more than a total of 1,312,500 shares could be granted in the form of full value awards.

Under the 2005 Stock Incentive Plan, any “Eligible Person”—an employee of Laureate or any Affiliate or any person to whom an offer of employment with Laureate or any Affiliate is extended, as determined by the Compensation Committee, or any person who is a Non-Employee director may be issued Laureate Common Stock. The Compensation Committee determines which of the Eligible Persons should receive equity grants—stock options or full value, incentive or non-qualified, or both, the number of shares to be issued under such grant(s), the rate of vesting, the grant duration and subject to certain provisions pertaining to stock options, the option price.

Laureate’s Board of Directors believes that adoption of 2005 Plan Amendment No.1 is critical to Laureate’s ability to continue to attract, retain and motivate its key personnel, whether they join the Laureate team directly or through acquisition. This amendment to the 2005 Stock Incentive Plan will enable Laureate to continue to attract and retain the highest caliber employees, to link incentive rewards to corporate performance, and to encourage capital accumulation and stock ownership by key personnel in order to increase their proprietary interest in Laureate’s success. A summary of the key provisions of the 2005 Stock Incentive Plan follows.

2005 Stock Incentive Plan

Plan Administration

The selection of employee participants in the 2005 Stock Incentive Plan, the level of participation of each participant and the terms and conditions of all awards is determined by the Compensation Committee. Each member of the Compensation Committee is an “independent director” for purposes of the NASDAQ National Market listing requirements, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee has the discretionary authority to interpret the 2005 Stock Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Stock Incentive Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Stock Incentive Plan. In the case of awards under the 2005 Stock Incentive Plan to non-employee directors, the powers of the Compensation Committee are exercised by the full Board.

Limits on Plan Awards

A maximum of 1,250,000 shares are reserved for issuance pursuant to awards under the 2005 Stock Incentive Plan. Of this amount, no more than 312,500 shares, in the aggregate, may be issued pursuant to grants of restricted stock, restricted stock units, performance shares and stock awards during the term of the 2005 Stock Incentive Plan. If the 2005 Plan Amendment No. 1 is approved, these limits will be increased to 5,250,000 and 1,312,500 shares, respectively. In addition, the 2005 Stock Incentive Plan includes the following annual limits on awards that may be granted to individual participants:

•       a maximum of 750,000 shares may be granted to an individual pursuant to stock options and stock appreciation rights;

•       a maximum of 750,000 shares may be granted to an individual pursuant to equity-based 162(m) qualified performance awards; and

•       the maximum amount payable to an individual with respect to all cash-based 162(m) qualified performance awards granted in any calendar year is $2,000,000 per each year of the applicable performance periods, and no performance period may be longer than five years.

Shares delivered under the 2005 Stock Incentive Plan may be authorized but unissued shares of Laureate Common Stock, shares purchased in the open market or shares obtained through any other proper source. To the extent that any award payable in shares is forfeited, cancelled, returned to Laureate for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the 2005 Stock Incentive Plan. In addition, awards settled in cash will not be counted against the maximum share reserve under the 2005 Stock Incentive Plan.

The 2005 Stock Incentive Plan does not contain liberal share counting provisions. Any shares exchanged by a participant or withheld from a participant as full or partial payment to Laureate of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Stock Incentive Plan. With respect to any award settled in stock, the aggregate number of measurement shares to which the award relates shall be counted against the maximum aggregate shares that may be issued under the 2005 Stock Incentive Plan, regardless of the number of shares that are issued upon settlement.

Eligibility and Participation

All employees of Laureate and its affiliates, as well as Laureate’s non-employee directors, are eligible to participate in the 2005 Stock Incentive Plan. As such, as of April 17, 2006, Laureate and its affiliates have approximately 10,975 full-time employees and 8 non-employee directors who are eligible. The Compensation Committee (or as to non-employee directors, the Board) determines who will be granted awards, the number of shares subject to such grants and all other terms of awards.

Types of Plan Awards

The 2005 Stock Incentive Plan, like Laureate’s prior equity plans, provides for the granting of various forms of equity and equity-based incentives. The types of awards that may be issued under the 2005 Stock Incentive Plan are described below.

Stock Options

Stock options granted under the 2005 Stock Incentive Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The exercise price of any stock option granted may not be less than the fair market value of Laureate Common Stock on the date the option is granted. On April 17, 2006, the closing price of Laureate Common Stock traded on the NASDAQ National Market was $54.03 per share. The exercise price may be payable in cash, shares of Laureate Common Stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each stock option at the time of the grant, including the vesting requirements and the effect of termination of service of a participant. The Compensation Committee has discretion to provide for an exercise term not to exceed seven years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. The Compensation Committee has discretion to accelerate the vesting of options as it feels appropriate.

Stock Appreciation Rights

A stock appreciation right (or “SAR”) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Laureate Common Stock on the date of settlement over the base price of the SAR, multiplied by the applicable number of shares of Common Stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of one share of Laureate Common Stock on the date of grant.

The Compensation Committee determines the terms of each SAR at the time of the grant, including the vesting requirements and the effect of termination of service of a participant. The Compensation Committee has discretion to provide for an exercise term of up to seven years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. The Compensation Committee may accelerate the vesting of SARs as it feels appropriate. SARs may be payable in cash or in shares of Laureate Common Stock or in a combination of both.

Restricted Stock and Restricted Stock Units

A restricted stock award represents shares of Laureate Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of Laureate’s stockholders, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant.

A restricted stock unit (or “RSU”) award provides the participant the right to receive a payment based on the value of a share of Laureate Common Stock. RSUs may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee or both. RSUs may also be granted on a fully vested basis, with a deferred payment date. RSUs are payable in cash or in shares of Laureate Common Stock or in a combination of both. RSUs may also be granted with related dividend equivalent rights.

Performance Awards

A performance award represents a right to receive a share of Laureate Common Stock (or its cash equivalent) or a dollar amount (payable in cash or stock) conditioned on the attainment of specified business performance goals established by the Compensation Committee. For any award that is intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Internal Revenue Code, the Compensation Committee shall establish performance goals with reference to one or more of the following:

•       net earnings or net income (before or after taxes);

•       net revenue or net revenue growth;

•       basic or diluted earnings per share (before or after taxes);

•       cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•       gross or operating margins;

•       share price (including, but not limited to, growth measures and total stockholder return);

•       expense targets;

•       working capital targets;

•       inventory control;

•       enrollment metrics;

•       graduation metrics;

•       net operating profit (before or after taxes);

•       gross profit or gross profit growth;

•       return measures (including, but not limited to, return on assets, capital, invested capital, incremental invested capital, equity, or sales);

•       earnings before or after taxes, interest, depreciation and/or amortization;

•       productivity ratios;

•       margins;

•       operating efficiency;

•       objective measures of customer satisfaction;

•       measures of economic value added;

•       enterprise value; and

•       retention metrics.

Performance goals may be established on a company-wide basis or with respect to one or more business units or affiliates of Laureate and may be expressed in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Compensation Committee may exclude any or all extraordinary items, including, without limitation, the charges or costs associated with restructurings of Laureate, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

Stock Awards

A stock award represents shares of Laureate Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled all the rights of a stockholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as director’s compensation or for any other valid purpose as determined by the Compensation Committee.

Effect of Change in Control

Upon the occurrence of a “change in control” (as defined in the 2005 Stock Incentive Plan), outstanding awards will terminate unless the awards are assumed by the surviving company or a parent of the surviving company. Notwithstanding anything in the 2005 Stock Incentive Plan or an award agreement to the contrary, the Board may, in its discretion, upon or in advance or contemplation of a change in control, accelerate the vesting, lapse of restrictions, payment or settlement of any or all awards, in whole or in part.

Transferability

Unless the Committee provides otherwise, all awards granted under the 2005 Stock Incentive Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting Laureate or shares of Laureate Common Stock, appropriate and equitable adjustments may be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the 2005 Stock Incentive Plan, and the number and kind of shares of Laureate Common Stock or other rights and prices under outstanding awards.

Term, Amendment and Termination

The 2005 Stock Incentive Plan has a term of ten years expiring on April 25, 2015, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek stockholder approval of any amendment or modification to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the NASDAQ National Market or another exchange or securities market or for any other purpose. Generally, no amendment or modification of the 2005 Stock Incentive Plan may materially adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

The Compensation Committee may modify, amend, extend or renew outstanding awards; provided that no amendment or modification that would constitute a repricing shall be permitted without stockholder approval; and provided further, that generally no amendment or modification may materially adversely affect such outstanding awards without the consent of the participant or the permitted transferee of the award.

Grants of Awards

The number of shares that will be covered by any future awards made under the 2005 Stock Incentive Plan and the persons to whom awards will be made cannot be determined as of the date of this Proxy Statement.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the 2005 Stock Incentive Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2005 Stock Incentive Plan.

Incentive Stock Options.   An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Laureate will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally will result in a deduction by Laureate for federal income tax purposes.

Non-Qualified Stock Options.   Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to Laureate with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. Laureate generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations.   The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to Laureate’s chief executive officer and its four other most highly compensated executive officers if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. Laureate intends for compensation arising from grants of awards under the 2005 Stock Incentive Plan that are based on performance goals, and stock options granted at fair market value, to be deductible by Laureate as performance-based compensation not subject to the $1 million limitation on deductibility.

Amendment Effective Date

This amendment, if approved by the stockholders, will be effective on the date of the 2006 Annual Meeting of Stockholders and will remain in effect as part of the 2005 Stock Incentive Plan, unless otherwise amended, until the 2005 Stock Incentive Plan is terminated.

The affirmative vote of a majority of the shares of Laureate Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval and ratification of 2005 Plan Amendment No. 1.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the 2005 Plan Amendment No. 1.

III.   2006 EXECUTIVE ANNUAL INCENTIVE PLAN

The Compensation Committee has adopted, subject to stockholder approval, the 2006 Laureate Education, Inc. Executive Annual Incentive Plan (the “Executive Annual Incentive Plan”) to provide senior management employees with annual incentive compensation based upon the level of achievement of financial and other performance criteria. The Compensation Committee believes that the Executive Annual Incentive Plan will enhance Laureate’s ability to attract, motivate and retain individuals of exceptional managerial talent upon whom, in large measure, Laureate’s sustained progress, growth and profitability depend.

The Plan is designed to ensure that the incentives paid to executive officers of Laureate are deductible by Laureate in determining its taxable income. In order for compensation in excess of $1.0 million paid in any year to Laureate’s chief executive officer or certain other executive officers whose compensation must be reported in Laureate’s proxy statement (the “covered executives”) to be deductible by Laureate, such compensation must qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Performance-based compensation is compensation that is payable solely on account of the attainment of one or more performance goals established by a committee of outside directors, where the material terms of such performance goals are approved by the corporation’s stockholders at least every five years. For this reason, Laureate is submitting the Executive Annual Incentive Plan to the stockholders for their approval.

If approved, the Executive Annual Incentive Plan will govern the annual incentive portion of the compensation of executive officers designated by the Compensation Committee as participants each year, beginning with 2006.

A copy of the Executive Annual Incentive Plan is attached to this Proxy Statement as Exhibit B. The following summary description is qualified by reference to the Executive Annual Incentive Plan.

Summary of Proposed Executive Annual Incentive Plan

Plan Administration.   The Compensation Committee will administer the Executive Annual Incentive Plan. Each member of the Compensation Committee is an “independent director” for purposes of the NASDAQ National Market listing requirements and an “outside director” within the meaning of Section 162(m). The Compensation Committee will have the discretionary authority to construe and interpret the Executive Annual Incentive Plan, to establish and amend rules and regulations relating to the Executive Annual Incentive Plan, and to make all other determinations necessary or advisable for the administration of the Executive Annual Incentive Plan.

Participants.   Participants in the Executive Annual Incentive Plan may include any executive officer of Laureate or any other officer of Laureate or any of its affiliates serving in a senior management position. The Compensation Committee will determine and designate which such executives will participate in the Executive Annual Incentive Plan from time to time. Not all participants in the Executive Annual Incentive Plan need be covered executives. Approximately 80 executives are currently eligible to be chosen to participate in the Executive Annual Incentive Plan, of which seven were chosen by the Compensation Committee to participate for the 2006 fiscal year performance period.

Awards under the Executive Annual Incentive Plan.   Awards will be granted under the Executive Annual Incentive Plan with respect to specified performance periods. Performance periods generally will coincide with Laureate’s fiscal year, but may be designated by the Compensation Committee as any other period during a fiscal year as to which an award may be earned. No later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) with respect to covered executives), the Compensation Committee will determine and designate in writing:

(i)            the period of time which shall constitute the performance period,

(ii)        the executives who will be participants for the performance period,

(iii)    a target award for the performance period for each participant, and

(iv)      the performance criteria for the performance period with respect to the target award for each participant.

Award Limitation.   No participant who is, or is expected to become before the award is paid, a covered executive under Section 162(m) may receive an award under the Executive Annual Incentive Plan in excess of 1.5% of Laureate’s consolidated adjusted pre-tax net income for the fiscal year that corresponds with the performance period to which the award relates. “Consolidated adjusted pre-tax net income” means, for this purpose, income from continuing operations, as shown on the audited Consolidated Statement of Operations of Laureate, but calculated without regard to (i) income taxes, (ii) minority interests, (iii) equity (net income/loss) of affiliates, (iv) charges relating to goodwill, and (v) the cumulative effect of changes in accounting policy (which include changes in accounting principles generally accepted in the United States) adopted by Laureate.

Performance Criteria.   For any award that is intended to qualify as “performance-based compensation” under Section 162(m), the Compensation Committee will establish performance goals with reference to one or more of the following:

•net earnings or net income (before or after taxes);	• basic or diluted earnings per share (before or after taxes);
•net revenue or net revenue growth;	• gross profit or gross profit growth;
•net operating profit (before or after taxes);	• return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);
•cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);	• earnings before or after taxes, interest, depreciation and/or amortization;
•gross or operating margins;	• productivity ratios;
•share price (including, but not limited to, growth measures and total stockholder return);	• expense targets;
•margins;	• operating efficiency;
•objective measures of customer satisfaction;	• working capital targets;
•measures of economic value added;	• inventory control;
•enterprise value;	• enrollment metrics;
•retention metrics;	• graduation metrics.

Awards not intended to be performance-based compensation, such as awards to participants who are not covered executives, may be conditioned upon achievement of such other or additional performance measures as the Compensation Committee determines to be appropriate.

Performance goals may be established on a company-wide basis or with respect to one or more business units or affiliates of Laureate and may be expressed in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Compensation Committee may exclude any or all extraordinary items, including, without limitation, the charges or costs associated with restructurings of Laureate, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

The Compensation Committee may adjust awards of participants who are not covered executives, upward or downward, as the Compensation Committee considers to be appropriate. Such adjustments may be made, for example, to reflect individual performance on the basis of such quantitative and qualitative performance measures and evaluations as the Compensation Committee deems appropriate, to reflect a change in the participant’s position during the applicable performance period, and to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria. The Compensation Committee, however, may not adjust the award of any covered executive in a manner that increases the value of the award to the covered executive or changes the performance criteria of the target award. In all instances, except in the case of a change in control of Laureate, the Compensation Committee retains the discretion to reduce the amount payable under any award for any or no reason prior to its payment.

Payment of Awards.   All awards under the Executive Annual Incentive Plan will be paid in cash, net of applicable taxes. Before payment of any award that is intended to be performance-based compensation under Section 162(m), the Compensation Committee will certify in writing the attainment of the performance criteria and any other material terms of the award. Awards will be paid as soon as practicable after certification by the Compensation Committee, but not later than March 15th of the year following the calendar year in which the performance period ends unless payment by such date is administratively impracticable.

The Compensation Committee may permit a participant to defer receipt of the amount that would otherwise be paid for an earned award. Any such deferral elections will be subject to such rules and procedures set by the Compensation Committee in order to comply with applicable tax laws regarding nonqualified deferred compensation.

Change in Control.   Within fifteen business days following a change in control of Laureate, each participant who has been granted an award under the Executive Annual Incentive Plan for the performance period in which the change in control occurs will be paid, unless the participant has an agreement with Laureate that provides otherwise, an amount equal to the award the participant would have earned for that performance period, assuming target level achievement of the relevant performance criteria, pro-rated for the number of days worked in the period up to the date of the change in control. Payment of awards in the event of a change in control may not be reduced in the discretion of the Compensation Committee.

Effective Date, Amendment and Termination.   The Executive Annual Incentive Plan, if approved by the stockholders, will be effective as of January 1, 2006, and will continue in effect until terminated by the Compensation Committee. The Compensation Committee will have the right to amend or terminate the Executive Annual Incentive Plan at any time. Amendments will require stockholder approval only to the extent required by applicable law or rules of the principal national securities exchange upon which shares of Laureate Common Stock are listed for trade.

Effect of Plan.   No segregation of any moneys or the creation of any trust or the making of any special deposit will be required in connection with any awards made or to be made under the Executive Annual Incentive Plan. The Executive Annual Incentive Plan is not intended to and will not preclude Laureate from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for participants under the Executive Annual Incentive Plan, which may include any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan.

Plan Benefits.   Since awards under the performance criteria adopted by the Compensation Committee will be based on Laureate’s future performance, no incentive compensation has yet been earned under the Executive Annual Incentive Plan by any participant. The amount of annual incentive compensation to be paid in the future to Laureate’s executive officers and other Plan participants cannot be determined at this time, because actual amounts will depend on actual performance and on whether the Compensation Committee exercises its discretion to reduce those amounts. Had the Executive Annual Incentive Plan been in effect for fiscal year 2005, the Board of Directors believes that the annual incentive bonuses that would have been paid to covered executives would have been essentially the same as those actually earned in fiscal year 2005 by them as reported in the Summary Compensation Table on page 8 of this Proxy Statement.

The affirmative vote of a majority of the shares of Laureate Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval and ratification of the Executive Annual Incentive Plan.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the Executive Annual Incentive Plan.

IV.   AUDITOR RATIFICATION

The Audit Committee of the Board of Directors has recommended E&Y to serve as Laureate’s independent auditors for 2006. E&Y has served as independent auditors of Laureate since 1991. The engagement partner from the firm is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

Fees for professional services provided by the independent auditors in each of the last two fiscal years, in each of the following categories are:

	2005	2004
	(in millions)
Audit Services	$3.3	$2.8
Audit-Related Services	1.2	1.2
Tax Services	0.5	0.9
All Other Fees	0.0	0.0

In the above table, fees paid to Ernst &Young in 2004 and 2005 are set forth in accordance with the rules and regulations of the SEC. Audit Services are fees Laureate paid to E&Y for the audit of Laureate’s annual consolidated financial statements, reviews of Laureate’s quarterly consolidated financial statements and internal control over financial reporting, assistance with and review of documents filed with the SEC, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements that impact the audited financial statements (including this year), statutory audits required internationally, and audit of subsidiaries required by state or regulation. Audit-Related Services principally consist of audit services for other Laureate subsidiaries required to be audited and professional services related to financial due diligence for Laureate’s acquisitions of other businesses. Tax services primarily consist of consulting and regulatory services related to the Company’s international operations.

Other services provided to Laureate related to non-audit related consultations. The Audit Committee considered whether E&Y’s providing non-audit services was compatible with their maintaining independence.

The Audit Committee has a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares of Laureate Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of E&Y as Laureate’s independent auditors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the selection of E&Y as Laureate’s Independent Auditors.

V.   OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, the person named in the accompanying proxy will vote on such matters in accordance with his judgment as to the best interests of Laureate.

STOCKHOLDER PROPOSALS

Any stockholder proposals intended to be presented at Laureate’s 2006 Annual Meeting must have been received by Laureate’s Secretary no later than December 20, 2005 for inclusion in this Proxy Statement. No such proposals were received.

Stockholders intending to present a proposal at Laureate’s 2007 Annual Meeting but not to include the proposal in the proxy statement must comply with the requirements set forth in the Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by Laureate’s General Counsel/Corporate Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing date of the preceding year’s annual meeting proxy statement. Therefore, the Company must receive notice of such a proposal for the 2007 Annual Meeting between  January 15, 2007 and February 14, 2007. If the notice is received before January 15, 2007 or after February 14, 2007, it will be considered untimely, and the Company will not be required to present it at the 2007 Annual Meeting.

Stockholders or other interested parties who wish to communicate with the Laureate Board of Directors may do so by addressing such correspondence to the Board of Directors, any individual Director or any group of Directors c/o General Counsel/Corporate Secretary, 1001 Fleet Street, Baltimore, MD 21202. The General Counsel has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the General Counsel will submit the correspondence to the specific Director or Directors to whom such correspondence is directed.

MISCELLANEOUS

A copy of Laureate’s Annual Report on Form 10-K/A for the year ended December 31, 2005, as filed with the SEC, excluding exhibits thereto, may be obtained without charge, by writing Investor Relations, Laureate Education, Inc., 1001 Fleet Street, Baltimore, Maryland 21202 or by telephoning (410) 843-8000. Laureate’s filings with the Securities and Exchange Commission are available without charge on Laureate’s website at www.Laureate-inc.com as soon as reasonably practicable after filing. Laureate’s Annual Report to stockholders for the year ended December 31, 2005, including its consolidated financial statements, is being delivered to all stockholders entitled to vote at the 2006 Annual Meeting with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides additional information about Laureate.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Robert W. Zentz
Robert W. Zentz
Secretary
Baltimore, Maryland
April 30, 2006

EXHIBIT A

AMENDMENT NO. 1
TO THE LAUREATE EDUCATION, INC.
2005 STOCK INCENTIVE PLAN
(the “2005 Plan”)

Pursuant to the recommendation of the Board of Directors and upon the approval of the Stockholders, the following revisions shall be incorporated into and thereby amend the 2005 Stock Incentive Plan.

I.                   Amend Section 2 as indicated below:

Between the definitions of “Affiliate” and “Award”, insert:

“Annual Grant Rate” means the numerical value determined by dividing (a) the aggregate number of Plan awards during the fiscal year, as adjusted for the Premium Factored Grant Value, by (b) the total number of shares of outstanding Common Stock as of the end of the fiscal year.

Between the definitions of “Plan” and “Qualified Performance Award”, insert:

“Premium Factored Grant Value” means the value determined by multiplying the number of non-option share awards during the fiscal year by four (4).

II.              Section 4.1 shall be deleted in its entirety and replaced by the following provision:

4.1   Maximum Share Limitations.   Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 5,250,000 shares. Of such aggregate Plan limit, the maximum number of shares of Common Stock that may be issued as Awards of Restricted Stock, Restricted Stock Units, Performance Awards and Stock Awards under the Plan shall be limited to 1,312,500 shares. Furthermore and subject to adjustment pursuant to Section 4.3 hereof, the three-year average Annual Grant Rate (adjusted by the Premium Factored Grant Value) for the period covering the 2006, 2007 and 2008 fiscal years shall not exceed 3.31%. With respect to Stock Appreciation Rights that are settled in stock, the aggregate number of measurement shares to which the Award relates, shall be counted against the maximum aggregate number of shares of Common Stock that may be issued under the Plan, irrespective of the number of shares that are issued upon such stock settlement. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares acquired on the open market or obtained through any other proper source. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.

EXHIBIT B

LAUREATE EDUCATION, INC.
2006 EXECUTIVE ANNUAL INCENTIVE PLAN

1.     Purpose.   The purpose of this Executive Annual Incentive Plan (“Plan”) is to provide senior management employees of Laureate Education, Inc., a Maryland corporation (“Company”), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its Affiliates to attract, motivate and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. This Plan is designed to ensure that the incentives paid hereunder to executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code.

2.     Definitions.   As used in the Executive Annual Incentive Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or operational control of the governing body of the entity if less than 50% of the total combined voting power is owned.

(b)   “Award” means a cash payment.

(c)           “Board” means the Board of Directors of the Company.

(d)   “Change in Control” means (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock. For purposes of this definition, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company.

(e)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(f)    “Committee” means the Compensation Committee of the Board or any subcommittee thereof that shall consist of two or more “outside directors” within the meaning of Code Section 162(m).

(g)    “Consolidated Adjusted Pre-Tax Net Income” means pre-tax net income as shown on the audited Consolidated Statement of Operations of the Company. Notwithstanding the foregoing, “Consolidated Adjusted Pre-Tax Net Income” shall be income from continuing operations calculated without regard to (i) income taxes, (ii) minority interests, (iii) equity (net income/loss) of affiliates, (iv) charges relating to goodwill, and (v) the cumulative effect of changes in accounting policy (which include changes in accounting principles generally accepted in the United States) adopted by the Company.

(h)   “Covered Employee” means a Participant who is a “covered employee” within the meaning of Code Section 162(m) with respect to any Performance Period.

(i)    “Participant” means any Senior Executive who is selected by the Committee to participate in the Plan for a Performance Period.

(j)     “Performance-Based Compensation” means amounts satisfying the applicable requirements imposed by Code Section 162(m).

(k)   “Performance Period” shall mean the fiscal year of the Company, or any other period during a fiscal year selected by the Committee, as to which an Award may be earned.

(l)    “Senior Executive” shall mean any executive officer of the Company or any other officer of the Company or any of its Affiliates serving in a senior management position.

(m)  “Target Award” shall mean one or more Award levels for a Performance Period that will be paid in accordance herewith if certain performance criteria are achieved in such Performance Period.

3.     Participants.   The Committee shall determine and designate the Senior Executives who will be Participants for any Performance Period. Designation as a Participant for any Performance Period shall not entitle any Senior Executive to the right to be designated as a Participant for any other Performance Period.

4.     Awards.   No later than 90 days following the commencement of each Performance Period (or such other time as may be required or permitted by Code Section 162(m) with respect to Covered Employees), the Committee shall, in writing, determine and designate (i) the period of time which shall constitute the Performance Period, (ii) the Senior Executives who shall be Participants for the Performance Period, (iii) a Target Award for the Performance Period for each Participant, and (iv) the performance criteria for the Performance Period with respect to the Target Award for each Participant.

5.     Performance Criteria.

(a)    Awards shall be conditioned upon the achievement of performance criteria based upon one or more of the following performance measures as determined by the Committee: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) enrollment metrics; (xxi) retention metrics; and (xxii) graduation metrics. Awards to Participants who are not Covered Employees at the beginning of the applicable Performance Period and who are not expected to become Covered Employees before the Award payment date, may be conditioned upon achievement of such other or additional performance measures as the Committee determines to be appropriate.

(b)   Performance criteria for a Target Award may be established on a Company-wide basis or with respect to one or more business units or divisions or Affiliates. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(c)    When establishing performance criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

(d)   Notwithstanding the establishment of any Target Award and related performance criteria pursuant to Section 4, but subject to Section 8, in the sole discretion of the Committee, the Award payable to a Participant in respect of such Target Award may be adjusted, at any time prior to payment of the related Award, as follows:

(i)    Awards to Participants who are not Covered Employees at the beginning of the applicable Performance Period and who do not become Covered Employees before the Award payment date, may be adjusted either to increase or decrease the value of such Award as the Committee considers to be appropriate. Such adjustments may be made by the Committee, by way of example and not limitation, to reflect individual performance on the basis of such quantitative and qualitative performance measures and evaluations as the Committee deems appropriate, to reflect a change in the Participant’s position with the Company during the applicable Performance Period, and to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria.

(ii)   Awards to Participants who are Covered Employees at the beginning of the applicable Performance Period or who become Covered Employees before the Award payment date, may be not be adjusted under this Section 5(d) or otherwise in a manner that increases the value of such Award or changes the performance criteria of the Target Award. Subject to Section 8, the Committee shall retain the discretion to reduce the amount payable under such Awards for any or no reason prior to the payment thereof.

6.     Award Limitations.   Notwithstanding any other provision of the Plan to the contrary, no Participant who is, or is expected to become before the Award payment date, a Covered Employee shall receive under the Plan an Award in excess of 1.5% of Consolidated Adjusted Pre-Tax Net Income for the fiscal year that corresponds with the Performance Period to which the Award relates.

7.     Payment of Awards.   Following the completion of each Performance Period and prior to payment with respect to any Award intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify in writing, which may include a resolution of the Committee, the attainment of the performance criteria and any other material terms of the Awards. All amounts payable under the Plan will be paid as soon as practicable after certification by the Committee, but not later than March 15th of the year following the calendar year in which the Performance Period ends unless payment by such date is administratively impracticable. The Committee, in its sole discretion, may permit a Participant to defer receipt of the amount that would otherwise be delivered to the Participant under this Plan. Any such deferral elections shall be subject to such rules and procedures as determined by the Committee in its sole discretion, and such deferrals shall be structured to comply with the requirements of Code Section 409A. The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state, local or foreign taxes required by law to be withheld with respect to such payment.

8.     Change In Control.   Within 15 business days following a Change in Control, each Participant under the Plan during the Performance Period in which the Change in Control occurs who is in the employ of the Company at the time of the Change in Control shall be paid, unless the Participant has in effect with the Company at the time of the Change in Control an agreement that provides otherwise, an amount equal to (i) the Award the Participant would have earned for such Performance Period, assuming target level achievement of the relevant performance criteria, multiplied by (ii) a fraction, the numerator of which is the number of days in the Performance Period which have elapsed as of the Change in Control, and the denominator of which is the number of days in the Performance Period. Amounts payable pursuant to this Section 8 shall not be subject to downward adjustment by the Committee, notwithstanding the provisions of Section 5(d).

9.     Administration.   The Committee shall administer the Plan. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

10.   Effective Date, Amendment and Termination.   The Plan is effective as of January 1, 2006, subject to approval by the stockholders of the Company. The Plan shall continue in effect until terminated by the Committee. The Committee shall have the right to amend or terminate the Plan at any time, provided that amendments will require stockholder approval only to the extent required by applicable law or rules of the principal national securities exchange upon which shares of the Company’s common stock are listed for trade.

11.   Miscellaneous.   There is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated. Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate. No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Plan. This Plan is not intended to and shall not preclude the Company from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive plan. This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Maryland, but without regard to principles of conflicts of law. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Plan.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Laureate Education, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Laureate Education, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LAUED1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAUREATE EDUCATION, INC.

Vote On Directors

1.	Proposal to elect the following persons as directors
	for the class indicated, and until their successors are				To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	duly elected and qualified:	For	Withhold	For All
	Class III – Three-Year Term Nominees:	All	All	Except

01) Isabel Aguilera
	02) Wolf H. Hengst	☐	☐	☐
03) R. William Pollock

Vote on Proposals					For	Against	Abstain

2.	To approve and ratify an amendment to the 2005 Stock Incentive Plan, which increases the number of shares of Laureate Common Stock that may be issued thereunder by 4,000,000 shares.				☐	☐	☐

3.	Proposal to approve and ratify the Laureate Education, Inc. 2006 Executive Annual Incentive Plan.				☐	☐	☐

4.	Proposal to ratify the selection of Ernst & Young LLP as the independent auditors of Laureate for the year ending December 31, 2006.				☐	☐	☐

For comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

LAUREATE EDUCATION, INC.

Dear Stockholder:

Please take note of the important information with this Proxy Ballot. There are a number of issues related to the management and operation of the Company that require immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote these shares.

Please mark the boxes on this proxy card to indicate how these shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed prepaid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 28, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Robert W. Zentz

Secretary

PROXY
LAUREATE EDUCATION, INC.
1001 Fleet Street, Baltimore, Maryland 21202

The undersigned hereby constitutes and appoints Douglas L. Becker as Proxy for the undersigned, with full power to appoint his substitutes, and authorizes him to represent and to vote all shares of Common Stock of Laureate Education, Inc. (the “Company”) held by the undersigned as of the close of business on April 28, 2006 at the Annual Meeting of Stockholders to be held at the Courtyard Marriott – Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, on Wednesday, June 28, 2006 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)